EXHIBIT 23.2

             CONSENT OF ZHONG YI (HONG KONG) C.P.A. COMPANY LIMITED







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ZHONG YI (HONG KONG) C.P.A. COMPANY LIMITED


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Directors
Titanium Group Limited:


We consent to the reference to our firm under the caption "Experts" and to the use of our report on the consolidated financial statements of Titanium Group Limited dated March 28, 2007, in the Registration Statement on Form S-1 and related Prospectus of Titanium Group Limited for the registration of shares of its common stock.



/s/ ZHONG YI (HONG KONG) C.P.A. COMPANY LIMITED

 ZHONG YI (HONG KONG) C.P.A. COMPANY LIMITED

May 2, 2007
Hong Kong, China




9th Fl., Chinachem Hollywood Centre, 1-13 Hollywood Rd., Central, Hong Kong

Tel: 2573 2296     Fax: 2384 2022